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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS CONSENT

To the Board of Directors and Stockholders of Primal Solutions, Inc. and subsidiary

We consent to the use in Amendment No. 2 to Registration Statement No. 333-46494 on Form SB-2 of our report dated March 10, 2000 relating to the consolidated financial statements of Primal Solutions, Inc. appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

January 30, 2001